Exhibit 99.1

SIGA Reports Financial Results for Third Quarter and Nine Months Ended September 30, 2021

-   Up to Approximately $113 Million of Oral TPOXX® Targeted for Delivery to the U.S. Government in the Fourth Quarter -

- Approximately $13 Million of International Sales for the First Nine Months of 2021 -

- Corporate Update Conference Call Today at 4:30 PM ET

November 4, 2021, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and nine months ended September 30, 2021.

“SIGA’s financial results for the first nine months of 2021 include approximately $13 million of international sales, which represents a more than fourfold increase in comparison to the comparable period in 2020.  Additionally, we continue to work with Meridian in a new foreign jurisdiction toward finalizing an order that would be similar in size to the initial orders received from Canada in 2020 and early 2021.   The timing of the completion of the order has been and may continue to be impacted by the COVID-19 pandemic,” said Phil Gomez, CEO of SIGA. “Looking forward to the fourth quarter of 2021, we are coordinating with our supply chain to deliver up to approximately $113 million in total of oral TPOXX® to the U.S. government, almost 30% of which was delivered in October.  This progress highlights the strong and growing revenue base of TPOXX, as well as its continuing importance in orthopox health security preparedness.”

Summary Financial Results
($ in millions, except per share amounts)

Third Quarter 2021 in comparison to Third Quarter 2020

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Total Revenues	$4.8	$44.3
Operating (Loss)/Income (1)	$(2.9)	$32.9
(Loss)/Income before Income Taxes (1)	$(4.0)	$31.6
Net (Loss)/Income	$(3.1)	$24.2
Diluted (Loss)/Income per Share	($0.04) per share	$0.31 per share

Nine Months Ended September 30, 2021 in comparison to Nine Months Ended September 30, 2020

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Total Revenues	$18.3	$87.2
Operating (Loss)/Income (1)	$(4.9)	$57.7
(Loss)/Income before Income Taxes (1)	$(4.6)	$47.3
Net (Loss)/Income	$(3.8)	$36.2
Diluted (Loss)/Income per Share	($0.05) per share	$0.45 per share
(1) Operating (Loss)/Income excludes, and (Loss)/Income before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Key Activities for the Quarter:

•
In September 2021, the Biomedical Advanced Research and Development Authority (“BARDA”) exercised a procurement option under the 19C BARDA contract for the delivery of oral TPOXX treatment courses valued at approximately $113 million to the U.S. government.

•
In August 2021, the Board of Directors authorized an additional share repurchase program (“New Repurchase Authorization”) under which the Company may repurchase up to $50 million of the Company’s common stock through December 31, 2023.  Shares can be repurchased under the New Repurchase Authorization once the maximum amount allowed to be repurchased under the current program, which was authorized in March 2020, has been repurchased, or once such program has expired.  The timing and actual number of shares repurchased, if any, under the New Repurchase Authorization will depend on a variety of factors, including: exercise of procurement options under government contracts, alternative opportunities for strategic uses of cash, the stock price of the Company’s common stock, market conditions, and other corporate liquidity requirements and priorities.

Share Repurchase Activity

During the third quarter of 2021, SIGA repurchased approximately 1.1 million shares of its common stock, for approximately $7.1 million.  Since the inception of the current share repurchase program in March 2020, the Company has cumulatively repurchased approximately 7.7 million shares of its common stock for approximately $49 million.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, November 4, 2021, at 4:30 P.M. ET.

Participants may access the call by dialing 1-877-425-9470 for domestic callers or 1-201-389-0878 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 13722063. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX, also known as tecovirimat and ST-246, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the U.S. government maintains a stockpile of TPOXX for treatment of smallpox. Over the past decade, the U.S. government has procured, or has current orders for, approximately $705 million of TPOXX for national preparedness.   The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018.  The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain scale, scope, and current and future impact of the pandemic, the Company is regularly reviewing business and financial risks, and seeking coordination with its government partners with respect to the performance of current and future contract timing and execution.  Additionally, the Company is coordinating closely with service providers and vendors, in particular contract manufacturing organizations that constitute our supply chain, with respect to actions and risks caused by the COVID-19 pandemic. Finally, the Company has proactively provided its employees with resources and other support to help ensure continued success in remote work settings as they navigate the current pandemic environment.

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition of the Company.  The pandemic has and may continue to delay the timing of international contract awards for oral TPOXX given the need of government officials to focus on meeting the demands of the current COVID-19 pandemic. Additionally, the pandemic could result in a slower pace of product deliveries if the pandemic results in shortages or delays in the receipt by the supply chain of raw materials and other essential items for manufacturing.  Furthermore, Executive Order 14042 issued by the President of the United States, which subjects federal prime contractors and subcontractors to certain vaccination requirements and other COVID-19 related safety measures, could have a material impact on the availability and/or timing of services provided to SIGA by certain vendors for supply chain activities and research and development activities.  Otherwise, the pandemic is not currently expected to have a material adverse effect on the short-term financial results of the Company, although the Company cannot provide assurances as to the ultimate impact of the pandemic upon the broader macro environment or the Company’s industry.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the U.S. government and no official endorsement should be inferred.

Investor Contacts:
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$92,819,425	$117,890,240
Accounts receivable	3,822,824	3,340,263
Inventory	29,673,044	20,265,519
Prepaid expenses and other current assets	2,622,254	2,112,069
Total current assets	128,937,547	143,608,091

Property, plant and equipment, net	2,468,463	2,103,990
Deferred income taxes, net	2,952,286	2,544,053
Goodwill	898,334	898,334
Other assets	306,722	676,923
Total assets	$135,563,352	$149,831,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,962,965	$1,278,217
Accrued expenses and other current liabilities	8,979,128	9,205,293
Total current liabilities	18,942,093	10,483,510
Warrant liability	6,344,663	6,639,211
Other liabilities	3,720,734	2,915,401
Total liabilities	29,007,490	20,038,122
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 74,306,785 and 77,195,704, issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	7,431	7,720
Additional paid-in capital	225,761,819	224,978,430
Accumulated deficit	(119,213,388)	(95,192,881)
Total stockholders’ equity	106,555,862	129,793,269
Total liabilities and stockholders’ equity	$135,563,352	$149,831,391

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Product sales and supportive services	$2,346,110	$41,810,192	$12,793,615	$80,547,651
Research and development	2,500,062	2,451,215	5,519,591	6,682,298
Total revenues	4,846,172	44,261,407	18,313,206	87,229,949

Operating expenses
Cost of sales and supportive services	83,276	5,559,215	1,330,114	10,465,078
Selling, general and administrative	4,305,644	3,566,258	13,577,887	10,613,267
Research and development	3,235,145	2,073,613	7,801,901	7,933,404
Patent expenses	165,996	164,102	535,497	520,902
Total operating expenses	7,790,061	11,363,188	23,245,399	29,532,651
Operating (loss)/income	(2,943,889)	32,898,219	(4,932,193)	57,697,298
(Loss)/gain from change in fair value of warrant liability	(1,066,522)	(1,274,156)	294,548	(2,909,808)
Loss on extinguishment of Term Loan	-	-	-	(4,981,461)
Interest expense	-	-	-	(3,016,817)
Other income, net	26,252	24,932	76,055	469,226
(Loss)/income before income taxes	(3,984,159)	31,648,995	(4,561,590)	47,258,438
Benefit/(provision) for income taxes	870,801	(7,461,038)	805,328	(11,077,854)
Net and comprehensive (loss)/income	$(3,113,358)	$24,187,957	$(3,756,262)	$36,180,584
Basic (loss)/income per share	$(0.04)	$0.31	$(0.05)	$0.45
Diluted (loss)/income per share	$(0.04)	$0.31	$(0.05)	$0.45
Weighted average shares outstanding: basic	74,840,846	78,080,461	75,822,713	79,880,493
Weighted average shares outstanding: diluted	74,840,846	78,168,070	76,634,963	80,051,778